EXHIBIT 10.14

CONSENT, ASSUMPTION AND THIRD AMENDMENT AGREEMENT

THIS CONSENT, ASSUMPTION AND THIRD AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of February 13, 2023, by and between SHGN ACQUISITION CORP., a Delaware corporation (the “New Borrower”) as successor by merger to SportsHub Games Network, Inc. (the “Existing Borrower”), LEAGUESAFE MANAGEMENT, LLC, a Minnesota limited liability company (“LeagueSafe”), and VIRTUAL FANTASY GAMES ACQUISITION, LLC, a Minnesota limited liability company (“Virtual Fantasy,” and together with LeagueSafe, collectively, the “Pledgors”) and PLATINUM BANK, a Minnesota banking corporation (the “Lender”).

RECITALS:

WHEREAS, the Existing Borrower and the Lender are parties to that certain Revolving Credit Agreement dated March 27, 2020, as amended by that certain Amendment Agreement dated as of June __, 2021, and as further amended by that certain Second Amendment Agreement dated as of November __, 2021, (collectively the “Credit Agreement”), which sets forth the terms and conditions of a revolving line of credit to the Existing Borrower in the principal amount of up to $5,000,000 (the “Loan”); and

WHEREAS, the obligation of the Existing Borrower to repay the Loan is evidenced by that certain Revolving Promissory Note dated as of March 27, 2020 (the “Existing Note”), executed by the Existing Borrower and payable to the Lender in the original principal amount of $5,000,000.00; and

WHEREAS, the Note is secured by, among other things, (i) that certain Security Agreement dated as of March 27, 2020 (the “Borrower Security Agreement”), executed by the Existing Borrower, as debtor, in favor of the Lender, as secured party, and (ii) those certain Third Party Security Agreements each dated as of March 27, 2020 (the “Pledgor Security Agreements” and together with the Borrower Security Agreement, collectively, the “Security Agreements”), executed by each of the Pledgors, as debtors, in favor of the Lender, as secured party; and

WHEREAS, the Existing Note is further secured by, among other things, that certain Deposit Account Pledge and Control Agreement dated March 27, 2020 executed by the Existing Borrower, as pledgor, in favor of the Lender, as amended (the “Existing Deposit Account Pledge Agreement”), executed by the Existing Borrower, as pledgor, in favor of the Lender; and

WHEREAS, as of the date hereof, the outstanding principal balance of the Existing Note is $____________; and

WHEREAS, the Credit Agreement, Existing Note, the Security Agreements, the Existing Deposit Account Pledge Agreement, and all other documents evidencing the loan are collectively referred to as the “Loan Documents”; and

WHEREAS, the New Borrower has requested that the Lender consent to the merger of the Existing Borrower with and into the New Borrower and as a result, the assumption of the Loan and the Loan Documents by the New Borrower as successor by merger; and

WHEREAS, the Lender is willing to agree to the foregoing in accordance with the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Credit Agreement.

2. Assumption by New Borrower. The New Borrower hereby acknowledges receipt of the Loan Documents. The New Borrower hereby assumes the Loan and agrees to pay when due all amounts due and payable under the Amended and Restated Note (as defined below) and the other Loan Documents and assumes and agrees to be bound by and perform each and all of the terms, obligations, covenants, representations, warranties and agreements of the Existing Borrower under and pursuant to the Loan Documents in all respects as provided therein, as though such documents had been originally made, executed and delivered by the New Borrower.

3. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

A. Each and every reference in the Credit Agreement to “Agreement” shall now mean and refer to the Credit Agreement, as amended by this Agreement.

B. Any and all references in the Credit Agreement to “Borrower” shall now mean and refer to the New Borrower. The New Borrower agrees that each of the obligations of the “Borrower” under the Credit Agreement shall now be obligations of the New Borrower.

C. The definition of “Deposit Account Pledge and Control Agreement” located in Section 1(j) of the Credit Agreement is hereby modified by deleting the definition in its entirety and replacing it with “the Amended and Restated Deposit Account Pledge and Control Agreement dated February 13, 2023 executed by the Borrower, as debtor, in favor of the Lender, pursuant to which the Borrower has granted to the Lender a security interest in the Pledged Account to secure, among other things, payment of the Note.”

D. The definition of “Note” located in Section 1(q) of the Credit Agreement is hereby modified by deleting the definition in its entirety and replacing it with “the Amended and Restated Revolving Promissory Note dated February 13, 2023, in the original principal amount of Five Million and 00/100ths Dollars ($5,000,000.00) and payable to the order of the Lender.”

4. Amended and Restated Note. Contemporaneously with and as a condition precedent to the Lender entering into this Agreement, to evidence the New Borrower’s obligation to repay the Loan, the New Borrower has executed and delivered to the Lender an Amended and Restated Revolving Promissory Note dated as of even date herewith (the “Amended and Restated Note”) in the original principal amount of $5,000,000. The Amended and Restated Note is an amendment and restatement of the Existing Note, and is given in substitution and not as repayment thereof. Each and every reference in the Loan Documents to the “Note” shall now mean and refer to the Amended and Restated Note.

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5. Amended and Restated Deposit Account Pledge Agreement. Contemporaneously with and as a condition precedent to the Lender entering into this Agreement, to evidence the New Borrower’s agreement to assume the obligations of the Existing Borrower under the Existing Deposit Account Pledge Agreement, the New Borrower has executed and delivered to the Lender an Amended and Restated Deposit Account Pledge and Control Agreement dated as of even date herewith (the “Amended and Restated Deposit Account Pledge Agreement”). The Amended and Restated Deposit Account Pledge Agreement is an amendment and restatement of the Existing Deposit Account Pledge Agreement.

6. Amendment to Loan Documents. Any and all references in the other Loan Documents to “Borrower” shall now mean and refer to the New Borrower. The New Borrower agrees that each of the obligations of the “Borrower” under the Loan Documents shall now be obligations of the New Borrower.

7. Consent of the Lender. Provided the New Borrower has satisfied all conditions precedent to this Agreement, Lender hereby consents to the merger of the Existing Borrower with and into the New Borrower, it being expressly acknowledged and agreed by the New Borrower that the provisions of the Loan Documents shall continue to govern any further contemplated consents required from the Lender.

8. Priority and Validity of the Security Agreements. The New Borrower and the Pledgors each represent and warrant to the Lender that the Security Agreements grant to the Lender valid and first priority security interests in the collateral described therein, and such security interests secure, among other things, all of the New Borrower’s obligations under the Existing Note, as amended and restated by the Amended and Restated Note, and will continue in full force and effect until the Amended and Restated Note is satisfied in full.

9. Reaffirmation of Loan Documents. The New Borrower and the Pledgors each acknowledge and agree that the Loan Documents, as modified by this Agreement, the Amended and Restated Note, the Amended and Restated Deposit Account Pledge Agreement and the other documents referred to herein, remain in full force and effect in accordance with their respective terms, not subject to any defense, counterclaim or right of offset. The New Borrower further acknowledges and agrees that the representations and warranties set forth in Article 4 of the Credit Agreement, as amended pursuant to this Agreement, are true and correct with respect to the New Borrower as if such representations and warranties were made on the date of this Agreement.

10. Required Due Diligence. As a condition precedent to the Lender entering into this Agreement, the Lender shall have received and approved the following documents: (a) copies of the documents evidencing the merger of the Existing Borrower with and into the New Borrower, including but not limited to, an agreement and plan of merger; (b) certified certificate of formation, bylaws, and a current certificate of good standing from the State of Delaware for the New Borrower, together with resolutions of the board of directors of the New Borrower, authorizing the transaction contemplated hereby; (c) UCC-3 Financing Statement Amendments to the existing UCC-1 Financing Statements to amend the name of the debtor from the Existing Borrower to the New Borrower, and other filings, duly executed and/or delivered by the New Borrower as required by the Lender to perfect the security interests granted pursuant to the Borrower Security Agreement and the Amended Deposit Account Pledge Agreement, (d) current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the New Borrower together with bankruptcy and judgment searches, and (ii) the security interests granted pursuant to the Borrower Security Agreement and the Amended Deposit Account Pledge Agreement constitute valid and perfected first priority liens on all property subject thereto, and (e) such other documents evidencing the transaction contemplated hereby as requested by the Lender.

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11. Further Assurances. The New Borrower hereby agrees to execute such other agreements, documents and instruments as are deemed necessary or advisable by the Lender in order to effectuate the purpose of this Agreement.

12. Costs and Expenses. The New Borrower shall pay all costs and expenses, including recording fees, attorneys’ fees and title fees, paid or incurred by the Lender in connection with the preparation of this Agreement and the closing and consummation of the transaction contemplated hereby.

13. Legal Representation. The New Borrower hereby warrants, represents, and agrees that it has fully considered the terms of this Agreement and has had the opportunity to discuss this Agreement with their respective legal counsel, and is executing the same without any coercion or duress on the part of the Lender.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

15. Headings. The descriptive headings for the several sections of this Agreement are inserted for convenience only and shall not define or limit any of the terms or provisions hereof.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

17. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

18. Original Terms. Except as expressly amended herein or in an amendment or modification to any of the Loan Documents dated ever herewith, the Loan Documents shall be and remain in full force and effect in accordance with their original terms.

19. Merger. All prior oral and written communications, commitments, alleged commitments, promises, alleged promises, agreements, and alleged agreements by or among the Lender, the New Borrower and the Pledgors in connection with the Loan are hereby merged into the Loan Documents, as amended by this Agreement, the Amended and Restated Note, the Amended and Restated Deposit Account Pledge Agreement and the documents related hereto; shall be of no further force or effect; and shall not be enforceable unless expressly set forth in the Loan Documents, as amended by this Agreement and the documents related hereto. All commitments, promises, and agreements of the parties hereto are set forth in the Loan Documents, as amended by this Agreement and the documents related hereto, and no other commitments, promises, or agreements, oral or written, of any of the parties hereto shall be enforceable against any such party.

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20. Release of Claims. The New Borrower hereby releases and forever discharges the Lender and its past, present and future officers, directors, attorneys, insurers, servants, representatives, employees, shareholders, subsidiaries, affiliates, participants, partners, predecessors, principals, agents, successors and assigns of and from any and all any and all claims, defenses, demands, obligations, interests, suits, actions or causes of action, at law or in equity, whether arising by contract, statute, common law or otherwise, both direct and indirect, of whatsoever kind or nature, including without limitation those arising out of or by reason of or in connection with the Loan, the Loan Documents, this Agreement or any acts, omissions, or conduct occurring in connection therewith on or before the date hereof.

21. No Default; No Waiver. The New Borrower hereby represents and warrants to the Lender that no Default, or event which with the giving of notice or the passage of time or both would constitute a Default, has occurred and is continuing. Further, the execution of this Agreement by the Lender shall not be construed as a waiver of any existing Event of Default, or a waiver of Lender’s ability to declare and Event of Default based on a condition that may exist and that the Lender may have knowledge of as of the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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[SIGNATURE PAGE TO CONSENT, ASSUMPTION AND THIRD AMENDMENT AGREEMENT]

NEW BORROWER:

SHGN ACQUISITION CORP., a Delaware corporation

By:	/s/ Rob Phythian
Name:	Rob Phythian
Its:	Chief Executive Officer

PLEDGORS:

VIRTUAL FANTASY GAMES ACQUISITION, LLC, a Minnesota limited liability company

By:	/s/ Rob Phythian
Name:	Rob Phythian
Its:	President

LEAGUESAFE MANAGEMENT, LLC, a Minnesota limited liability company

By:	/s/ Rob Phythian
Name:	Rob Phythian
Its:	Chief Executive Officer

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[SIGNATURE PAGE TO CONSENT, ASSUMPTION AND THIRD AMENDMENT AGREEMENT]

LENDER:

PLATINUM BANK, a Minnesota banking corporation

By:	/s/ Pete Odell
Pete Odell
Its Senior Vice President

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